Exhibit 10.1

WHITEHAWK CAPITAL PARTNERS, LP

11601 Wilshire Blvd., Suite 1250 Los Angeles, CA 90025

March 29, 2022

NOTICE OF EVENTS OF DEFAULT AND RESERVATION OF RIGHTS VIA E-MAIL AND OVERNIGHT MAIL

Boxlight Corporation 1045 Progress Circle

Lawrenceville, Georgia 30043

Attn: Michael Pope, Chief Executive Officer Email: michael.pope@boxlight.com with a copy to:

Michelman & Robinson, LLP 10880 Wilshire Blvd., 19th floor Los Angeles, CA 90024

Attn: Stephen A. Weiss, Esq. Email: sweiss@mrllp.com

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of December 31, 2021 (the “Credit Agreement”) among BOXLIGHT CORPORATION, a Nevada corporation (“Company” together with any other Person that joins the Credit Agreement as a Guarantor in accordance with the terms thereof, are referred to hereinafter each individually as a “Loan Party”, and individually and collectively, jointly and severally, as the “Loan Parties”), Whitehawk Finance, LLC and the other Lenders party thereto and Whitehawk Capital Partners LP, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall the meanings assigned to such terms in the Credit Agreement.

As you know, one or more Events of Default have occurred and are continuing under the Credit Agreement as of the date hereof, including, without limitation, the Events of Default listed on Exhibit A attached hereto (such Events of Default, the “Designated Defaults”).

Although the Administrative Agent, the Collateral Agent and the Lenders are currently discussing other options with respect to the Credit Agreement and the other Loan Documents, no decisions regarding these options has been made to date. There may be other Defaults or Events of Default which are not identified in this letter which may currently exist under a Loan Document. The Administrative Agent and Lenders are expressly not waiving any Defaults or Events of Default whether or not they are identified herein. Accordingly, as a result of the Designated Defaults, as well as any other Defaults or Events of Default that may exist, the Administrative Agent, the Collateral Agent and the Lenders are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, the other Loan Documents and/or applicable law and will decide in their sole discretion on a “day-by-day” basis whether or not to exercise their rights and remedies.

We remind you, however, that nothing in this letter or in any ongoing discussions or negotiations between the Administrative Agent, the Collateral Agent and/or any one or more of the Lenders, on the one hand,

Boxlight Corporation
March 29, 2022

and the Borrower and other Loan Parties, on the other hand, nor any delay on the part of the Administrative Agent, the Collateral Agent or the Lenders in exercising any of their respective rights and remedies under the Credit Agreement, the other Loan Documents and/or applicable law, shall directly or indirectly: (i) create any obligation to forbear from taking any enforcement action or to make any further extensions of credit; (ii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Loan Documents; (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power, privilege or remedy of the Administrative Agent, the Collateral Agent or any one or more of the Lenders thereunder or under applicable law or constitute an agreement to forbear or to restructure the Obligations in any respect or otherwise modify the capital structure of any or all of the Loan Parties; or (iv) constitute a course of dealing or other basis for altering any rights or obligations of the Administrative Agent, the Collateral Agent or the Lenders under the Loan Documents or any Obligations of any Borrower Party under the Credit Agreement, the other Loan Documents or any other contract or instrument. Nothing contained in this letter shall confer on any Loan Party or Person any right to notice or cure periods with respect to any Event of Default.

This letter confirms that the Administrative Agent, the Collateral Agent and the Lenders have not waived the Designated Default and each of the Administrative Agent, the Collateral Agent and the Lenders expressly reserves all of its rights, powers, privileges and remedies under the Credit Agreement, the other Loan Documents and/or applicable law, which rights, powers, privileges and remedies each of the Administrative Agent, the Collateral Agent and the Lenders may exercise at any time in its sole and absolute discretion without further notice. No oral representations or course of dealing on the part of the Administrative Agent, , the Collateral Agent any Lender or any of its officers, employees or agents, and no failure or delay by the Administrative Agent, the Collateral Agent or any Lender with respect to the exercise of any right, power, privilege or remedy under any of the Credit Agreement, the other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, power, privilege or remedy shall not preclude any later exercise of any other right, power, privilege or remedy.

The Borrower and each other Loan Party is hereby notified, anything contained herein to the contrary notwithstanding that the Designated Default constitutes an existing Event of Default for all purposes under the Credit Agreement and the other Loan Documents, including but not limited to, for purposes of determining whether or not certain actions may be taken (or omitted to be taken) or otherwise acquiesced to by or on behalf of the Borrower or any other Loan Party, as set forth herein. Accordingly, actions taken (or omitted to be taken) by the Borrower or any other Loan Party in violation of such provisions while any Event of Default exists will constitute additional Events of Default under the Credit Agreement and the other Loan Documents.

Nothing contained herein shall be construed as a modification of any of the Loan Documents or as a waiver of any delinquency, breach, Default or Event of Default under the Loan Documents, at law or in equity, or as a waiver, modification or limitation of any of the rights or remedies of Administrative Agent, the Collateral Agent or any Lender, all of which are hereby expressly reserved.

Any conversations, correspondence, proposals or discussions of proposals with the Administrative Agent, the Collateral Agent or any Lender shall not be relied upon by any Borrower or any other Person and shall not prejudice the Administrative Agent’s, the Collateral Agent’s or any Lender’s rights, and no such conversations, correspondence, proposals or discussions shall be legally binding on the Administrative

NOTICE OF EVENT OF DEFAULT AND RESERVATION OF RIGHTS

Boxlight Corporation
March 29, 2022

Agent or any Lender unless and then only to the extent set forth in any definitive documents that are executed and delivered by the Administrative Agent and such Lender.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely, WHITEHAWK CAPITAL PARTNERS LP, as Administrative Agent and Collateral Agent

By
Name: Robert A. Louzan
Title: Authorized Signatory

NOTICE OF EVENT OF DEFAULT AND RESERVATION OF RIGHTS

Exhibit A

Designated Defaults

1.	A Default as a result of failure to make the February 2022 Repayment on or prior to February 28, 2022 as required by Section 2.05(c)(viii) of the Credit Agreement, resulting in an Event of Default under Section 9.01(a)(i) of the Credit Agreement.

2.	A Default as a result of failure to provide an Appraisal and an Effective Date Borrowing Base Certificate on or prior to 30-days after the Effective Date as required by Section 3.01 of the Credit Agreement, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

3.	As a result of the foregoing Event of Default outlined in 2 above because of failure to comply with Section 3.01 of the Credit Agreement, upon information and belief, an Over advance exists, which has not been cured within 10 Business Days resulting in a breach of Section 3.03 of the Credit Agreement and in an Event of Default under Section 9.01(c) of the Credit Agreement.

4.	A Default as a result of failure to provide a Borrowing Base Certificate for month ended January 31, 2022 on or prior to February 20, 2022 as required by Section 3.02 of the Credit Agreement, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

5.	A Default as a result of failure to provide a Borrowing Base Certificate for month ended February 28, 2022 on or prior to March 20, 2022 as required by Section 3.02 of the Credit Agreement, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

6.	A Default as a result of failure to provide financial statements for month ended January 31, 2022 on or prior to March 2, 2022 as required by Section 7.01(a)(iii) of the Credit Agreement, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

7.	A Default as a result of failure to provide Projections as required by Section 7.01(a)(v) of the Credit Agreement on or prior to January 30, 2022, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

8.	A Default as a result of failure to comply with and complete the tasks outlined under the Following clauses of Section 7.01(s) within the timeframes prescribed therein and previously extended by the Administrative Agent (which extensions have now elapsed) clauses (ii), (v), (v)(x), (viii), (ix), (xi) and (xii), in each case, resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

9.	A Default as a result of failure to deliver to the Collateral Agent, Account Control Agreements with respect to each applicable Cash Management Account as required under Section 8.01(b) of the Credit Agreement resulting in an Event of Default under Section 9.01(c) of the Credit Agreement.

Each of the foregoing Defaults result in immediate Events of Default without requirement to provide notice by the Administrative Agent, the Collateral Agent or any Lender.

NOTICE OF EVENTS OF DEFAULT AND RESERVATION OF RIGHTS